SECURITIES AND EXCHANGE COMMISSION

	WASHINGTON, D. C. 20549



	FORM 8-K

	CURRENT REPORT

	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   September 22, 1997




	WISCONSIN ELECTRIC POWER COMPANY
	(Exact name of registrant as specified in its charter)



	1-1245
	(Commission file number)

	Wisconsin                                 39-0476280
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin      53201
          (Address of principal executive offices)               (Zip Code)


	(414) 221-2345
	(Registrant's telephone number, including area code)





	NOT APPLICABLE
	-------------------------------------------------------------
	(Former name or former address, if changed since last report)








                                                                      FORM 8-K

                        WISCONSIN ELECTRIC POWER COMPANY
                        --------------------------------


ITEM 5.  OTHER EVENTS

1998 Test Year: On September 22, 1997, Wisconsin Electric Power Company ("WE") filed testimony and exhibits with the Public Service Commission of Wisconsin ("PSCW") related to the 1998 test year showing a $220.4 million revenue deficiency for its utility operations based upon a regulatory return on equity of 12.5%, up from 11.8% authorized since February 13, 1997. The dollar impacts and percentage increases on an annualized basis requested for Wisconsin retail services are $192.7 million or 15.3% for electric operations, $26.5 million or 7.9% for gas operations and $1.2 million or 9.0% for the City of Milwaukee steam operations. In the filing, WE asked the PSCW to provide interim rate relief effective January 1, 1998, subject to refund, if the PSCW does not issue a final order by this date.

WE's press release dated September 22, 1997, issued in connection with this Request For Rate Increase And For Interim Rate Approval (Test Year 1998 Docket No. 6630-UR-110), is filed as an exhibit to this report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    EXHIBITS.  The following exhibit is filed herewith:

       (99)-1 Press Release, dated September 22, 1997, of Wisconsin Electric Power Company.



































                                                                      FORM 8-K

                        WISCONSIN ELECTRIC POWER COMPANY
                        --------------------------------
                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          WISCONSIN ELECTRIC POWER COMPANY
                                      --------------------------------------
                                                   (Registrant)



                                      /s/C. H. Baker
                                      --------------------------------------
   Date: September 30, 1997           C. H. Baker, Vice President - Finance
                                         Chief Financial Officer and duly
                                         authorized officer





































                       WISCONSIN ELECTRIC POWER COMPANY
                       --------------------------------

                                 EXHIBIT INDEX

                          Current Report on Form 8-K
                        Report Dated September 22, 1997



Exhibit
Number
-------

The following exhibits are filed with this report:

(99)-1  News Release dated September 22, 1997